UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2014
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 4, 2014, Valmont Industries, Inc. issued a press release announcing that its reduction of share ownership of Delta EMD Limited, a South African company listed on the Johannesburg stock exchange, will trigger a deconsolidation of Delta EMD from Valmont’s consolidated financial statements.  As a result, Valmont will recognize a non-cash after-tax loss in the fourth quarter of 2013 in the amount of $12.0 million or $0.45 per share.  Additionally, prior to deconsolidation, Delta EMD recognized an impairment of fixed assets.  Valmont’s share of the non-cash impairment loss after-tax was $4.6 million, or $0.17 per share.  Excluding the $0.62 combined income statement impact of the deconsolidation and fixed asset impairment, Valmont currently expects diluted earnings per share for the fiscal year ended December 28, 2013 to be approximately $10.97 per share, subject to completion of the audit.  The press release is attached hereto as Exhibit 99.1 and incorporated by this reference.

Item 8.01.  Other Events.

The information presented in Item 2.02 is incorporated into Item 8.01 by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: February 4, 2014

By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Description
99.1	Press release dated February 4, 2014.